As filed with the U.S. Securities and Exchange Commission on August 3, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rani Therapeutics Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	86-3114789
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2051 Ringwood Avenue

San Jose, California 95131

(408) 457-3700

(Address of principal executive offices) (Zip code)

Rani Therapeutics Holdings, Inc. 2021 Equity Incentive Plan

Rani Therapeutics Holdings, Inc. 2021 Employee Stock Purchase Plan

Rani Therapeutics, LLC 2016 Equity Incentive Plan

(Full titles of the plans)

Talat Imran

President and Chief Executive Officer

Rani Therapeutics Holdings, Inc.

2051 Ringwood Avenue

San Jose, California 95131

(408) 457-3700

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Josh Seidenfeld

John T. McKenna

Mark B. Weeks

Charles S. Kim

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.0001 per share
– 2021 Equity Incentive Plan	5,317,600(2)(3)	$11.00(8)	$58,493,600(8)	$6,382
– 2021 Equity Incentive Plan	182,400(4)	$11.00(8)	$2,006,400(8)	$219
– 2021 Employee Stock Purchase Plan	500,000(5)(6)	$9.35(9)	$4,675,000(9)	$511
– 2016 Equity Incentive Plan	1,210,981(7)	$9.45(10)	$11,443,771(10)	$1,249
Total	7,210,981		$76,618,771	$8,361

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Class A common stock that become issuable under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”), the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) and the Registrant’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Class A common stock, as applicable.

(2)	Represents shares of Class A common stock reserved for future issuance pursuant to stock options, restricted stock unit awards and other awards under the 2021 Plan.
(3)

The number of shares reserved for issuance under the 2021 Plan will automatically increase on January 1 each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to five percent (5%) of the total number of shares of the Registrant’s Class A common stock, Class B common stock and Class C common stock (collectively, “Combined Common Stock”) outstanding on December 31st of the preceding calendar year; provided, however, that the Board of Directors of the Company (the “Board”) may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Class A common stock.

(4)	Represents shares of Class A common stock reserved for issuance upon the exercise of outstanding options granted under the 2021 Plan at an exercise price of $11.00 per share.
(5)	Represents shares of Class A common stock reserved for future issuance under the 2021 ESPP.
(6)

The number of shares reserved for issuance under the 2021 ESPP will automatically increase on January 1st each year for a period of up to ten years, commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (x) one percent (1%) of the total number of shares of Combined Common Stock outstanding on December 31st of the preceding calendar year and (y) 100,000 shares of Class A common stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Class A common stock than would otherwise occur pursuant to the preceding sentence.

(7)	Represents shares of Class A common stock issuable upon exercise of stock options outstanding under the 2016 Plan as of the date of this Registration Statement.
(8)

Estimated pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated using the initial public offering price per share of the Registrant’s Class A common stock as set forth in the Registrant’s prospectus filed with the Securities and Exchange Commission (the “Commission”) on August 2, 2021 pursuant to Rule 424(b) under the Securities Act.

(9)

Estimated pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated using the initial public offering price per share of the Registrant’s Class A common stock as set forth in the Registrant’s prospectus filed with Commission on August 2, 2021 pursuant to Rule 424(b) under the Securities Act, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2021 ESPP.

(10)

Estimated pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated using a weighted-average exercise price for such shares.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Part II

Item 3.	Incorporation of Certain Documents by Reference.

The following documents filed by Rani Therapeutics Holdings, Inc. (the “Registrant”) with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Prospectus filed with the Commission on August 2, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amened (File No. 333-257809);

(b) The description of the Registrant’s Class A common stock which is contained in a registration statement on Form 8-A filed with the Commission on July 26, 2021 (File No. 001-40672) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

(c) All other reports and documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation permits indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and officers and permit the Registrant to indemnify its employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and executive officers, whereby it has agreed to indemnify its directors and executive officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or executive officer was, or is threatened to be made, a party by reason of the fact that such director or executive officer is or was a director, executive officer, employee or agent of the Registrant, provided that such director or executive officer acted in good faith and in a manner that the director or executive officer reasonably believed to be in, or not opposed to, the best interest of the Registrant. At present, there is no pending litigation or proceeding involving any of the directors or executive officers of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1/A	333-257809	3.1	July 26, 2021

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-257809	3.4	July 9, 2021

4.3	Specimen Class A common stock certificate of the Registrant.	S-1/A	333-257809	4.1	July 26, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm, as to Rani Therapeutics Holdings, Inc.

23.3*	Consent of Independent Registered Public Accounting Firm, as to Rani Therapeutics, LLC.

24.1*	Power of Attorney (included on the signature page of this registration statement).

99.1	Rani Therapeutics, LLC 2016 Equity Incentive Plan and forms of agreement thereunder.	S-1	333-257809	10.5	July 9, 2021

99.2	Rani Therapeutics Holdings, Inc. 2021 Equity Incentive Plan and forms of agreement thereunder.	S-1/A	333-257809	10.7	July 26, 2021

99.3	Rani Therapeutics Holdings, Inc. 2021 Employee Stock Purchase Plan.	S-1/A	333-257809	10.8	July 26, 2021

*	Filed herewith

Item 9.	Undertakings.

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 3, 2021.

RANI THERAPEUTICS HOLDINGS, INC.

By:	/s/ Talat Imran
Talat Imran
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Talat Imran and Svai Sanford, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Talat Imran Talat Imran	President, Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2021

/s/ Svai Sanford Svai Sanford	Chief Financial Officer (Principal Financial and Accounting Officer)	August 3, 2021

/s/ Mir Imran Mir Imran	Director	August 3, 2021

/s/ Dennis Ausiello Dennis Ausiello	Director	August 3, 2021

/s/ Jean-Luc Butel Jean-Luc Butel	Director	August 3, 2021

/s/ Laureen DeBuono Laureen DeBuono	Director	August 3, 2021

/s/ Andrew Farquharson Andrew Farquharson	Director	August 3, 2021

/s/ Maulik Nanavaty Maulik Nanavaty	Director	August 3, 2021